                                                                    EXHIBIT A-5
                                     DRAFT

                                PROMISSORY NOTE

                                                              ________ __, 199_

     FOR VALUE RECEIVED, the undersigned, ________________, a ___________ corporation (the "Company"), promises to pay to the order of The Columbia Gas System, Inc., ("Lender") at its main office at 20 Montchanin Road, Wilmington, DE 19807, in lawful money of the United States of America and immediately available funds, the unpaid Principal Amount of each Borrowing made by the Lender to the Company pursuant to the Loan Agreement, dated __________, between the Lender and the Company (the "Agreement"). The Company promises to pay interest on the unpaid Principal Amount on the Interest Payment Dates and at the rate or rates provided for on the schedule attached hereto (the "Schedule"). All Borrowings, including the date thereof, the principal balance, the interest on the unpaid principle balance, the rate of interest or method of determining such rate, the maturity date of such Borrowing and the Interest Payment Dates shall be recorded by the Lender on the attached Schedule. Any principal or interest not paid when due shall bear interest from maturity until paid in full at a default rate of interest as specified in the Agreement.

     Upon the happening of an Event of Default other than those specified in
Section 6.01(6) or 6.01(7) of the Agreement, the Lender may declare the Principal Amount and all accrued and unpaid interest on the Note due and payable. Upon the happening of an Event of Default specified in Section 6.01(6) or 6.01(7) of the Agreement, the Principal Amount and all accrued and unpaid interest shall become and be immediately due and payable without any declaration or other act on the part of the Lender.

     The Company hereby authorizes the Lender to endorse on the Schedule the date, amount and maturity date of, and the interest rate with respect to, each Borrowing evidenced hereby and all payments thereof, provided that the failure to do so shall not affect the obligations of either the Company or the Lender. Additional Schedule pages may be attached hereto from time to time by Lender, as necessary.

     The Company hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     The Company hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in the Lender's discretion after the occurrence of an Event of Default or the Company's failure to provide adequate assurances in accordance with paragraphs (a) or (b) of Section 4.04 of the Agreement, for the purposes of carrying out the Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be, in the Lender's sole judgement, necessary or desirable to accomplish the purpose of the Agreement, including, but not limited to, providing security to the Lender with respect to the Company's obligations under this Note or the Agreement. The powers conferred on the Lender hereunder are solely to allow the Lender to protect its interest in the Company's Property and shall not impose any duty upon the Lender to exercise any such powers.

     The Lender may assign this Note at any time without the consent of the Company.

     The terms of the Agreement are incorporated herein by reference. Any capitalized terms not defined herein shall have the meaning assigned to them in the Agreement.

     This Note shall be governed by and construed in accordance with the laws of the State of Delaware.



                                                                  (THE COMPANY)
                                                       A __________ Corporation


                                                  By:__________________________
                                                             Authorized Officer

                                                 And: _________________________
                                                                      Secretary

                                                                      EXHIBIT B




                                SUBSIDIARY NAME







                                 LOAN AGREEMENT

                               Dated as of , 19

                               TABLE OF CONTENTS

          RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 1

Definitions and Incorporation by Reference
          SECTION 1.01.  Definitions. . . . . . . . . . . . . . . . . . . .   1
          SECTION 1.02.  Rules of Construction  . . . . . . . . . . . . . .   5

ARTICLE 2

The Loans
          Section 2.01.  Request for Borrowing  . . . . . . . . . . . . . .   5
          Section 2.02.  Lender's Consideration of Request  . . . . . . . .   6
          Section 2.03.  Notice of Borrowing  . . . . . . . . . . . . . . .   6

ARTICLE 3

The Notes
          SECTION 3.01.  Form of Notes  . . . . . . . . . . . . . . . . . .   7
          SECTION 3.02.  Execution  . . . . . . . . . . . . . . . . . . . .   7
          SECTION 3.03.  Replacement Notes  . . . . . . . . . . . . . . . .   7
          SECTION 3.04.  Cancellation . . . . . . . . . . . . . . . . . . .   7
          SECTION 3.05.  Default Interest.    . . . . . . . . . . . . . . .   7

ARTICLE 4

Covenants
          SECTION 4.01.  Payment of Notes . . . . . . . . . . . . . . . . .   7
          SECTION 4.02.  Limitation on Secured Debt . . . . . . . . . . . .   7
          SECTION 4.03.  Compliance Certificate.  . . . . . . . . . . . . .   8
          SECTION 4.04.  Further Assurances; Reservation of Security
                           Interest . . . . . . . . . . . . . . . . . . . .   8

ARTICLE 5

Successor Company
          SECTION 5.01.  When Company May Merge or Transfer . . . . . . . .   9
          SECTION 5.02.  Substitution of Successor  . . . . . . . . . . . .  10

ARTICLE 6

Defaults and Remedies
          SECTION 6.01.  Events of Default  . . . . . . . . . . . . . . . .  10
          SECTION 6.02.  Waiver of Event of Default.  . . . . . . . . . . .  11
          SECTION 6.03.  Acceleration . . . . . . . . . . . . . . . . . . .  11

          SECTION 6.04.  Other Remedies . . . . . . . . . . . . . . . . . .  12
          SECTION 6.05.  Waiver of Past Defaults  . . . . . . . . . . . . .  12
          SECTION 6.06.  Rights of Lender To Receive Payment  . . . . . . .  12
          SECTION 6.07.  Waiver of Stay or Extension Laws . . . . . . . . .  12

ARTICLE 7

Termination of Agreement
          SECTION 7.01.  Termination. . . . . . . . . . . . . . . . . . . .  12

ARTICLE 8

Amendments
          SECTION 8.01.  Amendment of Agreement and Notes . . . . . . . . .  12
          SECTION 8.02.  Notation on or Exchange of Notes . . . . . . . . .  13

ARTICLE 9

Redemption
          SECTION 9.01.  Applicability  . . . . . . . . . . . . . . . . . .  13
          SECTION 9.02.  Right of Redemption  . . . . . . . . . . . . . . .  13
          SECTION 9.03.  Notes Redeemed in Part.    . . . . . . . . . . . .  13

ARTICLE 10

Indemnification

ARTICLE 11

Miscellaneous
          SECTION 11.01.  Notices.  . . . . . . . . . . . . . . . . . . . .  14
          SECTION 11.02.  Governing Law . . . . . . . . . . . . . . . . . .  14
          SECTION 11.03.  No Recourse Against Others  . . . . . . . . . . .  14
          SECTION 11.04.  Successors  . . . . . . . . . . . . . . . . . . .  14
          SECTION 11.05.  Multiple Originals  . . . . . . . . . . . . . . .  14
          SECTION 11.06.  Table of Contents; Headings . . . . . . . . . . .  15
